EXHIBIT 10.32 TO JUNE 30, 1997 FORM 10-Q

                    DESCRIPTION OF COMPENSATION PLAN OR ARRANGEMENT


         Outside directors of Elsinore Corporation (other than John C. "Bruce" Waterfall, who receives no compensation) each receive annual compensation of $25,000. The two directors who also hold the positions of (i) President and (ii) Secretary and Treasurer each receive annual compensation of $35,000.